                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF STC BROADCASTING, INC.

                                               State of
             Name                            Incorporation             Doing Business As:
-------------------------------              -------------             ------------------
Smith Acquisition Company                      Delaware                WTOV-TV and WNAC-TV

Smith Acquisition License Company              Delaware                WTOV-TV and WNAC-TV

WJAC, Incorporated                             Delaware                WJAC-TV

Web Works, Inc.                                Pennsylvania            Inactive

STC Broadcasting of Abilene, Inc.              Texas                   KRBC-TV/KACB-TV

STC Broadcasting of Vermont, Inc.              Delaware                Inactive

STC Broadcasting of Vermont Subsidiary, Inc.   Delaware                Inactive

STC License Company Inc.                       Delaware                Same as STC Broadcasting, Inc.